SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 23, 2002
 (Date of earliest event reported)

Capital One Financial Corporation
 (Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	1-13300 (Commission File Number)	54-1719854 (IRS Employer Identification No.)

2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia	22042

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 205-1000

Item 5. Other Events and Regulation FD Disclosure.

The company is filing the 5-year historical Selected Financial and Operating Data, attached hereto as Exhibit 99.1, to provide information to reflect a third quarter change in the financial statement presentation of recoveries for charged-off loans. The change was made in response to draft guidelines that were recently published by the Federal Financial Institutions Examination Council with respect to credit card account management. Previously, the company recognized all recoveries of charged-off accounts in the allowance for loan losses and provision for loan losses. The company now treats the portion of recoveries related to finance charges and fees as revenue. All prior period recoveries have been reclassified to conform to the current financial statement presentation of recoveries. The reclassification of recoveries had no impact on the company's earnings as reported in previous filings.

Item 9. Regulation FD Disclosure.

Pursuant to Regulation FD, the Company elects to furnish quarterly statistical summary data, attached hereto as Exhibit 99.2, to provide information on the impact of the company’s third quarter change in the financial statement presentation of recoveries of charged-off loans.

Note: Information in this report (including the exhibits) furnished pursuant to Item 9 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

By: /s/ DAVID M. WILLEY David M. Willey Executive Vice President and Chief Financial Officer

Dated: October 23, 2002

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EXHIBIT INDEX

99.1	Annual Selected Financial and Operating Data
99.2	Quarterly Statistical Summary Data

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